Exhibit 8


                                                                [EXECUTION COPY]



                             HOLDINGS PLEDGE AGREEMENT


             AGREEMENT dated as of May 17, 1996 among P.D. HOLDINGS, INC., a Delaware corporation (with its successors, "Holdings") and NationsCredit Commercial Corporation, as Agent.


                               W I T N E S S E T H :
                               - - - - - - - - - -

             WHEREAS, Holdings is the sole stockholder of Possible Dreams, Ltd., a Delaware corporation (the "Company"); and

             WHEREAS, the Company, Holdings, certain Lenders and NationsCredit Commercial Corporation, as agent for such Lenders are parties to a Credit Agreement of even date herewith (as the same may be amended from time to time, the "Credit Agreement"); and

             WHEREAS, in order to induce said Lenders and the Agent to enter into the Credit Agreement, Holdings has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure obligations of the Company under the Credit Agreement and the Notes issued pursuant thereto and the other Financing Documents;

             NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   SECTION 1.  Definitions.
               -----------

             Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

             "Collateral" has the meaning assigned to such term in Section 3(A).


             "Company Shares" means all of the shares of capital stock of the Company issued and outstanding on the date hereof consisting of 1,750 shares of common stock, par value $0.01 per share.

             "Pledged Stock" means the Company Shares and any other capital stock required to be pledged to the Agent pursuant to Section 3(B).

             "Secured Obligations" means the obligations secured under this Agreement including (i) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or Holdings, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Credit Agreement, (ii) all reimbursement obligations of the Company with respect to any letter of credit issued pursuant to the Credit Agreement and all interest thereon (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or Holdings, whether or not allowed or allowable as a claim in any such proceeding), (iii) all other amounts payable by the Company or Holdings under any Financing Document and (iv) any amendments, restatements, renewals, extensions or modifications of any of the foregoing.

             "Secured Parties" means the Lenders and the Agent.

             "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

             Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.

   SECTION 2.  Representations and Warranties.
               ------------------------------

             Holdings represents and warrants as follows:

             (A)  Title to Pledged Stock.  Holdings owns all of the Pledged
                  ----------------------
   Stock, free and clear of any Liens other than the Security Interests. All of the Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. Holdings is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, the Common Stockholders Agreement and the Warrantholders Rights Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Stock with respect thereto.

             (B)  Validity, Perfection and Priority of Security Interests.  Upon
                  -------------------------------------------------------
   the delivery of the certificates representing the Pledged Stock to the Agent in accordance with Section 4 hereof, the Agent will have valid and perfected security interests in the Pledged Stock subject to no prior Lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or is necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests in the Pledged Stock. Neither Holdings nor the Company has performed or will perform any acts which might prevent the Agent from enforcing any of the terms and conditions of this Agreement or which would limit the Agent in any such enforcement.

             (C)  UCC Filing Locations.  The chief executive office of Holdings
                  --------------------
   is located at its address set forth on the signature pages of the Credit Agreement. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of general intangibles.

   SECTION 3.  The Security Interests.
               ----------------------

             In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all the obligations of Holdings hereunder:

             (A) Holdings hereby assigns and pledges to and with the Agent for the benefit of the Secured Parties and grants to the Agent for the benefit of the Secured Parties a security interest in the Pledged Stock, and all of its rights and privileges with respect to the Pledged Stock, and all income and profits thereon, and all interest, dividends (except for any such dividends paid by the Company to Holdings to the extent necessary to permit Holdings to make payments to Security Capital pursuant to the terms of the Tax Sharing Agreement ("Tax Sharing Dividends") (including without limitation any portion of such Tax Sharing Dividends required to be deposited by Holdings into the Cash Collateral Account (as defined in the Security Capital Pledge Agreement) pursuant to Section 8.11(b)(y) of the Credit Agreement))) and other payments and distributions with respect thereto, and all proceeds of the foregoing (the "Collateral"). Contemporaneously with the execution and delivery hereof, Holdings is delivering the certificates representing the Company Stock in pledge hereunder.

             (B) In the event that the Company at any time issues any additional or substitute shares of capital stock of any class (other than any such shares issued pursuant to the Warrants or the Warrantholders Rights Agreement), Holdings will immediately pledge and deposit with the Agent certificates representing all such shares as additional security for the Secured Obligations. All such shares constitute Pledged Stock and are subject to all provisions of this Agreement.


             (C) The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of Holdings or the Company with respect to any of the Collateral or any transaction in connection therewith.

   SECTION 4.  Delivery of Pledged Stock.
               -------------------------

             All certificates representing Pledged Stock delivered to the Agent by Holdings pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Agent.

   SECTION 5.  Filing; Further Assurances.
               --------------------------

             (A) Holdings agrees that it will, at its expense and in such manner and form as the Agent may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Agent may request, in order to create, preserve or perfect any Security Interest or to enable the Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, Holdings hereby authorizes the Agent to execute and file, in the name of Holdings or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

             (B) Holdings agrees that it will not change (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office unless it shall have given the Agent not less than 30 days' prior notice thereof.


   SECTION 6.  Record Ownership of Pledged Stock.
               ---------------------------------

             Upon the occurrence and during the continuation of an Event of Default, the Agent may, in its sole and reasonable discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Agent or its nominee. Holdings will promptly give to the Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of Holdings and the Agent will promptly give to Holdings copies of any notices and communications received by the Agent with respect to Pledged Stock registered in the name of the Agent or its nominee.


   SECTION 7.  Right to Receive Distributions on Collateral.
               --------------------------------------------

             The Agent shall have the right to receive and, upon the occurrence and during the continuance of any Event of Default, to retain as Collateral hereunder all dividends (except for any Tax Sharing Dividends), interest and other payments and distributions made upon or with respect to the Collateral and Holdings shall take all such action as the Agent may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by Holdings shall be received in trust for the benefit of the Agent and the Secured Parties and, if the Agent so directs upon the occurrence and during the continuance of an Event of Default, shall be segregated from other funds of Holdings and shall, forthwith upon demand by the Agent during the continuance of an Event of Default, be paid over to the Agent as Collateral in the same form as received (with any necessary endorsement). After all Events of Defaults that shall have occurred have been cured, the Agent's right to retain dividends, interest and other payments and distributions under this Section 7 shall cease and the Agent shall pay over to Holdings any such Collateral retained by the Agent during the continuance of an Event of Default.

   SECTION 8.  Right to Vote Pledged Stock.
               ---------------------------

             Unless an Event of Default shall have occurred and be continuing, Holdings shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock, and the Agent shall, upon receiving a written request from Holdings accompanied by a certificate signed by its principal financial officer stating that no Event of Default has occurred and is continuing, deliver to Holdings or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock which is registered in the name of the Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Agent.

             If an Event of Default shall have occurred and be continuing, the Agent shall have the right to the extent permitted by law and Holdings shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Agent were the absolute and sole owner thereof.

   SECTION 9.  General Authority.
               -----------------

             Holdings hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of Holdings, the Agent, the Secured Parties or otherwise, for the sole use and benefit of the Agent and Secured Parties, but at the expense of Holdings, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

             (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,




























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


            (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

           (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

            (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

   provided that the Agent shall give Holdings not less than ten days' prior
   --------
   written notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent and Holdings agree that such notice constitutes "reasonable notification" within the meaning of
   Section 9-504(3) of the Uniform Commercial Code.

   SECTION 10.  Remedies upon Event of Default.
                ------------------------------

             If any Event of Default shall have occurred and be continuing, the Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in Section 13 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Stock to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Stock, (ii) to cause to be placed on certificates for any or all of the Pledged Stock or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Agent deems necessary or advisable in order to comply with said Act or any other law. Holdings covenants and agrees that it will execute and deliver such documents and take such other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Holdings which may be waived, and Holdings, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 9 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

   SECTION 11.  Expenses.
                --------

             Holdings agrees that it will forthwith upon demand pay to the
   Agent:

             (i) the amount of any taxes which the Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

            (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Agent may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

   Any such amount not paid on demand shall bear interest (computed on the basis of the number of days elapsed over a year of 360 days) at a rate per annum equal to 5% plus the rate announced from time to time by NationsBank, N.A. as its prime rate.

   SECTION 12.  Limitation on Duty of Agent
                in Respect of Collateral.
                ---------------------------

             Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Agent in good faith.

   SECTION 13.  Application of Proceeds.
                -----------------------

             Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Agent in the following order of priorities:

             first, to payment of the expenses of such sale or other
             -----
        realization, including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Secured Party is to be reimbursed pursuant to Section 10.04 of the Credit Agreement or Section 11 hereof and unpaid fees owing to the Agent under the Credit Agreement;



























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


             second, to the ratable payment of unpaid principal of the Secured
             ------
        Obligations;

             third, to the ratable payment of accrued but unpaid interest on the
             -----
        Secured Obligations in accordance with the provisions of the Credit Agreement;

             fourth, to the ratable payment of all other Secured Obligations,
             ------
        until all Secured Obligations shall have been paid in full; and

             finally, to payment to Holdings or its successors or assigns, or as
             -------
        a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        SECTION 14.  Concerning the Agent.
                     --------------------

             The provisions of Article XI of the Credit Agreement shall inure to the benefit of the Agent in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

             (A) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

             (B) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or

























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


   observance of any of the terms of this Agreement by Holdings.

   SECTION 15.  Appointment of Co-Agents.
                ------------------------

             At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 14).

   SECTION 16.  Termination of Security
                Interests; Release of Collateral.
                --------------------------------

             Upon the repayment in full of all Secured Obligations, the termination or cancellation of all outstanding Letters of Credit and the termination of the Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to Holdings. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral with the prior written consent of the Lenders. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of Holdings, execute and deliver to Holdings such documents as Holdings shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

   SECTION 17.  Notices.
                -------

             All notices, communications and distributions hereunder shall be given in accordance with Section 12.03 of the Credit Agreement.




























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


   SECTION 18.  Waivers, Non-Exclusive Remedies.
                -------------------------------

             No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Credit Agreement, any other Financing Document or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement, the other Security Documents and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

   SECTION 19.  Successors and Assigns.
                ----------------------

             This Agreement is for the benefit of the Agent and the other Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on Holdings and its successors and assigns.

   SECTION 20.  Obligations Unconditional; Discharge of
                Obligations, etc.
                ---------------------------------------

             (a) The obligations of Holdings hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

             (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under any Operative Document, by operation of law or otherwise;

            (ii) any modification or amendment of or supplement to any Operative Document;

           (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Company under any Operative Document;

























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


            (iv) any change in the corporate existence, structure or ownership of the Company or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any of its assets or any resulting release or discharge of any obligation of the Company contained in any Operative Document;

             (v) the existence of any claim, set-off or other rights which Holdings may have at any time against the Company, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent
                                --------
        the assertion of any such claim by separate suit or compulsory counterclaim;

            (vi) any invalidity or unenforceability relating to or against the Company for any reason of any Operative Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under any Operative Document; or

           (vii) any other act or omission to act or delay of any kind by the Company, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Holdings' obligations hereunder.

             (b) Holdings' obligations hereunder shall remain in full force and effect until the Commitments and all outstanding Letters of Credit under the Credit Agreement shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company under the Credit Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company under the Credit Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, Holdings' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

             (c) Holdings irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or Person against the Company or any other corporation or Person.

             (d) Holdings hereby waives any right or claim of exoneration, reimbursement, subrogation, contribution or indemnity and any other similar right or claim arising out of any performance of its obligations hereunder.

             (e) If acceleration of the time for payment of any amount payable by the Company under the Credit Agreement or any Note is stayed upon the insolvency, bankruptcy or reorganization of the Company, the obligations of Holdings hereunder with respect to all such amounts otherwise subject to acceleration will nonetheless be performed forthwith on demand by the Agent (at the request of the Required Lenders).

   SECTION 21.  Changes in Writing.
                ------------------

             Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by Holdings and the Agent with the consent of the Required Lenders (or in the case of Section 16, all of the Lenders).

   SECTION 22.  NEW YORK LAW.
                ------------

             THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF

   ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

   SECTION 23.  Severability.
                ------------

             If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

   SECTION 24.  Counterparts.
                ------------

             This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.











































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

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 P.D. HOLDINGS, INC.



                                 By  /s/ Philip L. Fitting
                                    ----------------------------
                                    Philip L. Fitting
                                    Chairman




                                 NationsCredit Commercial
                                   Corporation, as Agent



                                 By  /s/ Rebecca Carey
                                    ---------------------------
                                    Title: Authorized Signatory







































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